SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 14, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 7.01 Regulation FD Disclosure

On March 12, 2007, Diomed Holdings, Inc. the trial began in the District of Massachusetts for our patent infringement lawsuit against AngioDynamics, Inc. and Vascular Solutions, Inc. regarding Diomed’s U.S. Patent No. 6,398,777.

On March 14, 2007, David Swank, Diomed’s Chief Financial Officer, testified at the trial as a witness for Diomed. Mr. Swank stated in his testimony that for 2005, Diomed’s royalties for EVLT® disposable procedure kits were slightly less than $40 per kit. Through Mr. Swank’s testimony, Diomed also entered into evidence a chart illustrating the variable contribution margin for Diomed’s laser sales in 2005. A copy of this chart is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Safe Harbor

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this Current Report looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our 2006 Annual Report on Form SEC 10-KSB (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" in the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

Item 9.01 Financial Statements and Exhibits

99.1	EVLT Laser 2005 Variable Contribution Margin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc.
(Registrant)

By:	/s/ DAVID B. SWANK
Name:	David B. Swank
Title:	Chief Financial Officer

Date: March 14, 2007

List of Exhibits:
99.1	EVLT Laser 2005 Variable Contribution Margin